UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                  March 1, 2013
                Date of Report (Date of earliest event reported)


                          RED GIANT ENTERTAINMENT, INC.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                    001-34039                   98-0471928
(State or other Jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

 6142 Hwy. 50, Suite 235, Clermont, FL                              34711
(Address of principal executive offices)                          (Zip code)

       Registrant's telephone number, including area code: (866) 926-6427

                                       N/A
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICER

(a) (1) (i) Not Applicable.

(ii) Not Applicable.

(iii) Not Applicable.

(2) Not Applicable.

(3) Not Applicable

(b) Not Applicable.

(c) On March, 5, 2013, the Company appointed additional officers and directors, as follows: Isen Robbins was appointed a director and Chief Intellectual Property Officer (CIPO), Aimee Schoof was appointed a director and Chief Business Development Officer (CBDO) and David Campiti was appointed a director and Chief Operations Officer (COO) On March 1, 2013, Chris Crosby was appointed a director and Chief Technology Officer.

ISEN ROBBINS, DIRECTOR AND CHIEF INTELLECTUAL PROPERTY OFFICER

Isen Robbins, an entertainment executive and producer, co-founded INTRINSIC VALUE FILMS in 1998 and has served as a Co-CEO from 1998 to present. He has producing more than 30 feature films. Of those, seven have premiered at the Sundance Film Festival, four at the Tribeca Film Festival, three at SXSW, one at Toronto, Venice, New Directors/ New Films, and Berlin to name a few.

Intrinsic films have been distributed worldwide and have won many awards and been honored with numerous nominations. Among the accolades, are winning the Sundance Special Grand Jury prize, and being nominated for two Gotham and four Independent Spirit awards.

Intrinsic continues to DEVELOP, PRODUCE AND SELL independent films. The Company's grassroots approach to projects, minimizing production costs and reducing risk through the use of tax incentives, debt, and distribution pre-sales makes it attractive in the new economic market place. Intrinsic experience in production, finance and sales enables it to operate on all levels within the entertainment business.

Some past films Mr. Robbins for which received a producer credit on include, Blue Caprice (Isaiah Washington, Tim Blake Nelson, Joey Lauren Adams) Run (William Moseley, Kelsey Chow, Adrian Pasdar, Eric Roberts), Alphabet Killer (Eliza Dushku, Cary Elwes, Timothy Hutton), XX/XY (Mark Ruffalo, Kathlean Robertson), Skeptic (Zoe Saldana, Tom Arnold, Timothy Daly), Anything but Love (Andrew McCarthy, Eartha Kitt), Hebrew Hammer (Judy Greer, Adam Goldberg, Andy Dick, Mario Van Peebles), Brother to Brother (Anthony Mackie, Daniel Sunjata, Aunjanue Ellis) and M.I.A (Danny Glover, Ron Perlman, Linda Hamilton and David Strathairn).

Intrinsic recently wrapped principle photography on THE TRUTH ABOUT LIES. In addition, Blue Caprice is to be released this fall through the IFC's, Sundance Selects label.

AIMEE SCHOOF, DIRECTOR AND CHIEF BUSINESS DEVELOPMENT OFFICER

Aimee Schoof, an entertainment executive and producer, co-founded INTRINSIC VALUE FILMS in 1998, has been its Co-CEO from 1998 to present, and has since produced more than 30 feature films. Of those, seven have premiered at the Sundance Film Festival, four at the Tribeca Film Festival, three at SXSW, one at Toronto, Venice, New Directors/ New Films, and Berlin to name a few.

Intrinsic develops, produces and sells Independent films. Intrinsic films have been distributed worldwide and have won many awards and been honored with numerous nominations. Among the accolades, are winning the Sundance Special Grand Jury prize, and being nominated for two Gotham and four Independent Spirit awards.

Intrinsic's grassroots approach to projects, minimizing production costs and reducing risk through the use of tax incentives, debt, and distribution pre-sales makes it attractive in the new economic market place. Intrinsic's experience in production, finance and sales enables it to operate on all levels within the entertainment business.

Ms. Schoof has received a producer credit on the following films; Blue Caprice (Isiaiah Washington, Tim Blake Nelson, Joey Lauren Adams) Run (William Moseley, Kelsey Chow, Adrian Pasdar, Eric Roberts) Alphabet Killer (Eliza Dushku, Cary Elwes, Timothy Huton), XX/XY (Mark Ruffalo, Kathlean Robertson), Skeptic (Zoe Saldana, Tom Arnold, Timothy Daly), Anything but Love (Andrew McCarthy, Eartha
Kitt), Hebrew Hammer (Judy Greer, Adam Goldberg, Andy Dick, Mario Van Peebles), Brother to Brother (Anthony Mackie, Daniel Sunjata, Aunjanue Ellis) and M.I.A (Danny Glover, Ron Perlman, Linda Hamilton and David Strathairn). Intrinsic recently wrapped Principle photography on THE TRUTH ABOUT LIES. Blue Caprice is to be released this fall through the IFC's, Sundance Selects label. She was recently brought onto Red Giant Entertainment as Chief Business Development Officer (CBDO) and as a board member.

Ms. Schoof, a native of Jacksonville, Florida, received her Bachelor of Science in Communications and Film from Florida State University.,and currently resides in Venice Beach, CA. She founded a nonprofit called AmaYoga in 2010 which creates yoga programs in homeless shelters and transitional housing around Los Angeles. Amayoga recently partnered with Heal One World. Aimee has been mentoring film students through The Film and Radio Recording Connection Mentoring program since 2009.

DAVID CAMPITI, DIRECTOR AND CHIEF OPERATIONS OFFICER

Mr. Campiti has been CEO and Global Talent Supervisor for Glass House Graphics from 1993 to present. A graduate of West Liberty University, David Campiti began writing as a child and sold his first writing to the WHEELING NEWS-REGISTER while still in college and to such magazines as WRITER'S DIGEST and COMICS BUYER'S GUIDE soon after.

He was an on-air news reporter at WKWK radio, where he also wrote, performed, and produced comedic radio commercials. He soon moved on to WANJ-FM radio and, in 1982, moved from his hometown of Wheeling, WV to North Attleboro, MA, where he worked as chief copywriter at the L.G. Balfour Company and, later on, as public relations writer for the United Way of New England.

As early as 1982, he began selling comic book writing to Pacific Comics. By 1985, Mr. Campiti was writing Superman stories in ACTION COMICS for DC and soon went into freelance designing, editing, and book packaging full-time for several years, and helped launch Amazing Comics, Wonder Color Comics, Pied Piper Press, Eternity Comics, New Sirius Productions (both Sirius Comics and Prelude Graphics), and other companies. In the process, he discovered and debuted the careers of many talents.

Co-creating and developing an entire line of IPs, Mr. Campiti founded and launched in 1986 the group of publishing ventures that later sold to Marvel Entertainment as "Malibu Comics." In 1988, he founded Innovative Corp., known publicly as"Innovation Publishing." Under his control as Publisher and Editor-in-Chief, Innovation became #4 in the market share, below only Marvel Comics, DC Comics, and Dark Horse, as it brought to prominence many literary, film, and TV tie-in series and adaptations, such as Anne Rice's THE VAMPIRE LESTAT, BEAUTY AND THE BEAST, DARK SHADOWS, LOST IN SPACE, Piers Anthony's ON A PALE HORSE, QUANTUM LEAP, and many others. He was the first editor to publish an authorized Stephen King short story in comics in 25 years.

Over the years, Mr. Campiti was a writer or co-writer for hundreds of comic books, often illustrated by the artists that he discovered. In 1993, he resigned from Innovation to launch Glass House Graphics -- a professional service firm that provides development and organizational services as well as illustrators, writers, painters, and digital designers -- where he holds the position of CEO and Global Talent Supervisor. He has also served as a Consulting Publisher of MAD Magazine in Brazil and has been a columnist for several publications.

Today, in addition to writing comics as EXPOSURE and JADE WARRIORS and such books as STAN LEE'S HOW TO DRAW COMICS and THE MARVEL ART OF MIKE DEODATO, JR., Mr. Campiti oversees two Glass House Graphics offices in Brazil; one in Manila, Philippines; one in New Delhi, India; two locations in Indonesia, and one in Europe -- coordinating creative services from a roster of more than 120 talents worldwide to produce animation, art, and digital graphics for scores of clients.

Through his Academy of Comic Book Arts, Mr. Campiti teaches Seminars worldwide on creating comics, graphic novels, manga, and videogame work, and has helped shape comics-centric art curriculums at several colleges, art schools, and universities. Mr. Campiti is presently producing and performing voices for animated films, such as JOURNEY TO MAGIKA, which previewed at Tribeca Film Festival and is due for release in 2014 (Trailer: http://nikothemovie.com/trailer.html)

CHRIS CROSBY, DIRECTOR AND CHIEF TECHNOLOGY OFFICER

From March 2000 to present Mr. Crosby has, and will continue, to serve as CEO of Keenspot Entertainment. He also has also served from July 1997 to present, and will continue to serve as Vice President and Editor-in-Chief of Blatant Comics. From 1995 to 1997, he served as Editor-in-Chief of SCC Entertainment.

At age of 16, Mr. Crosby was creating and publishing his own printed comic books professionally. In 1994, he became one of the first creators to step into the new world of online comics. As the internet emerged, Crosby moved his comics to a dedicated website. In 1997 he was commissioned by AnotherUniverse.com to create a weekly online comic, SNAP THE PUNK TURTLE, for their popular digital magazine. Inspired by the positive reaction he received from SNAP; in March 1999 Crosby launched one of the first daily online-exclusive comic strips, SUPEROSITY, which today celebrated its 14th anniversary with over 5,000 daily strips.

In March 2000, Mr. Crosby co-founded premier web comics' portal Keenspot and serves as its CEO. He helped Keenspot grow its line-up of comics to more than fifty exclusive titles, ultimately generating more than 12 billion page views. Later that year, Keenspot launched ComicGenesis.com, an all-inclusive free webhosting site for aspiring comic creators that some have described as "YouTube for comics."

None of the aforementioned officers/directors have a family relationship with any other director or executive officer of the Company. With respect to the Company, none of the aforementioned officers/directors has had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

(d) (1) See Paragraph(c), above.

(2) As compensation for services to be rendered as a director, Aimee Schoof, Isen Roberts and David Campiti each received 43,300,000 and Chris Crosby received 34,140,000 shares of the Company's common stock, all of which were transferred to them by the Company's President, Benny Powell from stock previously issued to him by the Company. No further compensation shall be due from the Company by each of the directors.

(3) Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2013                         RED GIANT ENTERTAINMENT, INC.


                                             By: /s/ Benny Powell
                                                --------------------------------
                                             Name:  Benny Powell
                                             Title: President